EXHIBIT 99.3


                                POWER OF ATTORNEY


The undersigned hereby appoints Jill B.W. Sisson as his true and lawful attorney and agent for his in his name, place and stead, individually, as trustees of trusts of which the undersigned is trustee, and in any other capacity, to execute and deliver any schedules or reports required under Sections 13 or 16 of the Securities Exchange Act of 1934, including without limitation Form 3, Form 4 or Form 5, and Schedule 13D, with all exhibits and all documents in connection therewith, including all amendments and supplements to such forms and schedules, reporting transactions in the Common Stock of Graphic Packaging International Corporation by or attributable to the undersigned and to file such schedules or reports with the Securities and Exchange Commission, such attorneys and agents to have power and authority to act in the name and on behalf of the undersigned as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that such attorneys and agents shall do or cause to be done by virtue hereof. Said power and authority shall survive the incompetency or death of the undersigned.


EXECUTED this 7th day of August, 2000.